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EXHIBIT 11  -  -    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                   Three Months Ended,     Six Months Ended,
                                         June 30                June 30

                                    1996        1995        1996        1995
                                 ----------- ----------- ----------- -----------
                                 (unaudited) (unaudited) (unaudited) (unaudited)

PRIMARY EARNINGS PER SHARE:

Average shares outstanding          8,526       8,592       8,584       8,585

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
average market price                 228          160         279         130
                                 ----------- ----------- ----------- -----------
                                   8,754        8,752       8,863       8,715
                                 =========== =========== =========== ===========

Net income                       $ 2,173     $  1,939    $  4,410    $  3,647
                                 =========== =========== =========== ===========

Net income per share             $   .25     $    .22    $    .50    $    .42
                                 =========== =========== =========== ===========


FULLY-DILUTED EARNINGS PER SHARE:

Average shares outstanding         8,526        8,592       8,584       8,585

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
closing market price                 228          176         279         130
                                 ----------- ----------- ----------- -----------
                                   8,754        8,768       8,863       8,715
                                 =========== =========== =========== ===========

Net income                       $ 2,173     $  1,939    $  4,410    $  3,647
                                 =========== =========== =========== ===========

Net income per share             $   .25     $    .22    $    .50    $    .42
                                 =========== =========== =========== ===========


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